EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Orange County Bancorp, Inc. Announces Record Quarterly and Annual Earnings :
•	Net income for Q4 2022 reached a quarterly record $9.1 million, a $3.6 million, or 65.0% increase, over net income of $5.5 million in Q4 2021, due primarily to increased interest income
•	Net income for fiscal year 2022 reached a record $24.4 million, a $3.1 million, or 14.4% increase, over net income of $21.3 million in fiscal year 2021, also due primarily to increased interest income
•	Total assets increased $144.8 million, or 6.8%, to $2.3 billion at December 31, 2022 from $2.1 billion at December 31, 2021
•	Total loans grew $278.0 million, or 21.5%, to $1.6 billion at December 31, 2022 from $1.3 billion at December 31, 2021
•	Total deposits were $2.0 billion at December 31, 2022, as compared to $1.9 billion at December 31, 2021, an increase of $60.0 million, or 3.1%
•	Net interest margin for Q4 2022 rose 102 basis points, or 32.9%, to 4.12% from 3.10% for Q4 2021
•	Annualized return on average assets of 1.58% for the three months ended December 31, 2022 increased 56 basis points, or 54.9%, versus the same period in 2021
•	Annualized return on average equity of 19.41% for the three months ended December 31, 2022 increased 733 basis points, or 60.7%, versus the same period in 2021

MIDDLETOWN, N.Y., January 25, 2023 – Orange County Bancorp, Inc. (the “Company” - Nasdaq: OBT), parent company of Orange Bank & Trust Company, (the “Bank”) and Hudson Valley Investment Advisors, Inc. (“HVIA”), today announced net income of $9.1 million, or $1.61 per basic and diluted share, for the three months ended December 31, 2022.  This compares with net income of $5.5 million, or $0.97 per basic and diluted share, for the three months ended December 31, 2021.  The increase in net income was primarily driven by a $6.6 million increase in net interest income during the quarter resulting from further increases in interest rates and strong loan growth.
Book value per share declined $7.95, or 24.5%, from $32.43 at December 31, 2021 to $24.48 at December 31, 2022. Tangible book value per share decreased $7.89, or 25.3%, from $31.18 to $23.29 at December 31, 2021 and 2022, respectively (see “Non-GAAP Financial Measure Reconciliation” below for additional detail).  These decreases reflect the impact of changes in market value in the available-for-sale investment portfolio, which continue to be affected by rising interest rates. The Bank maintains its entire investment portfolio within the available-for-sale category.
“I am pleased to announce Orange Bank ended the year with the strongest quarter in our history,” commented Company President and CEO Michael Gilfeather.  “We earned $9.1 million, or $1.61 per share, for the quarter, compared to $5.5 million, or $.97 per share, during the same period last year, a 65% increase. These earnings were the result of rising interest rates impacting our entire industry, as well as strong organic loan and deposit growth throughout the year. Our loan portfolio finished the year at $1.6 billion, up 21% over year end 2021, while total deposits rose 3.1% to close out the year at $2 billion.

Though enthusiastic about loan growth trends we see from quality borrowers, we recognize local economies aren’t immune to the widespread impact of current interest rate policy at the Federal Reserve.  It’s also worth noting that the Fed’s efforts to slow economic growth also involve the reduction of liquidity in the financial system, negatively impacting the industry’s deposit base. While deposits at the Bank rose on a year-over-year basis, there was some contraction in the fourth quarter deposit base.  This was attributable largely to seasonal withdrawals associated with municipalities which we expect will be replaced early in 2023.  Though the Fed’s efforts to further reduce liquidity will remain a challenge for the entire industry, the Bank remains focused on its deposit gathering and meeting our goals to expand market share and support our funding plans.  Based on our strategic loan objectives, the Bank is well positioned to continue originating high quality loans further into the year and gather a larger share of our business clients’ funds on deposit.  While higher interest rates may slow the economy and impact loan and deposit growth, they have also provided an opportunity for the bank to increase its margins during 2022 and create a strong foundation for the coming year.  The Bank’s net interest margins for Q4 2022 grew 102 basis points, or 32.9%, to 4.12% versus 3.10% the prior year.
Wealth management revenues for the quarter, including our Trust and Advisory businesses, were $2.35 million, down slightly from $2.51 million the same quarter last year.  Assets under management (“AUM”) are the principal driver of fee income for this division and subject to fluctuations in market valuation.  With major bond market indices down more than 10% and the S&P 500 equity index down nearly 20% in 2022, the fluctuation realized  – from $1.3 billion at year end 2021 to $1.2 billion at year end 2022 – reflects impact of these market adjustments and the capable oversight of our Wealth Management team.
This quarter represents further validation of our strategic positioning as the region’s premier business bank.  I couldn’t be more pleased by our team’s performance navigating the past year’s challenges, particularly the Federal Reserve’s aggressive efforts to control inflation through interest rate policy and liquidity tightening measures. While these actions are having their intended effect, regional economic activity remains relatively strong and Orange is well positioned to manage current headwinds.  We are a high-performing business bank in a large market with significant upside opportunity focused on execution of our strategic initiatives.  I want to once again thank our dedicated employees for their commitment to our clients.  The record results we experienced this quarter, and this year, reflect the combined efforts of our entire team at Orange Bank.”

Fourth Quarter and Full Year 2022 Financial Review
Net Income
Net income for the fourth quarter of 2022 was a record $9.1 million, an increase of approximately $3.6 million, or 65.0%, versus net income of $5.5 million for the fourth quarter of 2021.  Net income for the twelve months ended December 31, 2022 was a record $24.4 million, as compared to $21.3 million for the same period in 2021. The increase in both periods was driven primarily by increased net interest income driven by interest rate increases and strong loan growth, which outpaced deposit growth during the year.
Net Interest Income
For the three months ended December 31, 2022, net interest income increased $6.6 million, or 40.8%, to $22.8 million, versus $16.2 million during the same period in 2021.  For the twelve months ended December 31, 2022, net interest income increased $17.6 million, or 29.2%, over the twelve months ended December 31, 2021. These increases include the rising cost of deposits resulting from the rising interest rate environment.
Total interest income rose $8.5 million, or 49.4%, to $25.6 million for the three months ended December 31, 2022, compared to $17.2 million for the three months ended December 31, 2021. The growth in interest income continues to be associated with increased interest and fees driven by loan growth, as well as an approximately 104.0% increase in interest income associated with higher levels of investment securities.  The securities-related increase reflects the deployment of excess liquidity in 2022 to capture incremental interest income in the rising rate environment. For the year ended December 31, 2022, total interest income rose $19.8 million, or 30.7%, to $84.2 million, as compared to $64.4 million for the year ended December 31, 2021.
Total interest expense increased $1.9 million in the fourth quarter of 2022, to $2.8 million, as compared to $940 thousand in the fourth quarter of 2021. The increase reflects the ongoing impact of rising interest rates on deposit products during the quarter as well as costs associated with FHLB borrowings during the quarter.  The control of interest expense has been a focus area for management in 2022, as we anticipate further increases in short-term rates based on Federal Reserve guidance.  During the twelve months ended December 31, 2022, total interest expense rose $2.2 million, or 54.6%, to $6.1 million, as compared to $3.9 million for the twelve months ended December 31, 2021.
Provision for Loan Losses
The Company recognized a provision for loan losses of $1.0 million for the three months ended December 31, 2022, compared to $545 thousand for the three months ended December 31, 2021. The increased provision primarily reflects reserve increases required by continued growth of the loan portfolio. The allowance for loan losses to total loans was 1.39% as of December 31, 2022, an increase of 2 basis points, or 1.5%, versus 1.37% as of December 31, 2021.  For the year ended December 31, 2022, the provision for loan losses totaled $9.5 million, as compared to $2.4 million for the year ended December 31, 2021 due to the continued growth of the loan portfolio as well as additional reserves associated with charge-offs of certain syndicated loans during 2022.  Syndicated loans represented less than 3.5% of total loans at December 31, 2022.

Non-Interest Income
Non-interest income remained relatively stable at $3.1 million for the fourth quarter of 2022 as compared to $3.2 million for the fourth quarter of 2021. With assets-under-management of approximately $1.2 billion at December 31, 2022, non-interest income continues to be supported by the success of the Bank’s trust operations and HVIA asset management activities.  For the twelve months ended December 31, 2022, non-interest income remained level with the twelve months ended December 31, 2021, generating approximately $12.0 million and $12.1 million, respectively.
Non-Interest Expense
Non-interest expense was $13.4 million for the fourth quarter of 2022, reflecting an increase of approximately $1.6 million, or 13.6%, as compared to $11.8 million for the same period in 2021. The increase in non-interest expense for the current three-month period was due to continued investment in Company growth, including increases in compensation and benefit costs, occupancy costs, information technology, and deposit insurance.  Our efficiency ratio was 51.7% for the three months ended December 31, 2022, down from 61.0% for the same period in 2021.  For the year ended December 31, 2022, our efficiency ratio was 55.8% as compared to 59.9% for 2021.
Income Tax Expense
Our provision for income taxes for the three months ended December 31, 2022 was $2.5 million, compared to $1.5 million for the same period in 2021. The increase for the current period was due to the increase in income before income taxes during the quarter.  Our effective tax rate for the three-month period ended December 31, 2022 was 21.3%, as compared to 21.7% for the same period in 2021. For the twelve months ended December 31, 2022, our provision for income taxes was $5.9 million, as compared to $5.4 million for the twelve months ended December 31, 2021.  Our effective tax rate for the twelve month period ended December 31, 2022 was 19.5%, as compared to 20.2% for the same period in 2021.  The reduction in effective tax rates for the 2022 three and twelve month periods, respectively, is due mainly to the increase in proportion of non-taxable revenue (tax-exempt interest income and earnings on bank-owned life insurance) compared with total pre-tax income.

Financial Condition
Total consolidated assets increased $144.8 million, or 6.8%, from $2.1 billion at December 31, 2021 to $2.3 billion at December 31, 2022. The increase during the year was driven primarily by growth in loans, deposits, and investment securities.
Total cash and due from banks decreased from $306.2 million at December 31, 2021, to $86.1 million at December 31, 2022, a decrease of approximately $220.1 million, or 71.9%. The decline is due to increased loan growth, as well as management’s deployment of excess cash into investments during the year.
Total investment securities rose $76.0 million, or 16.3%, from $467.0 million at December 31, 2021 to $543.0 million at December 31, 2022. The increase represents the effect of purchases of investment securities, offset by an increase in unrealized losses on investment securities since December 31, 2021, as well as paydowns and maturities during the period.
Total loans increased $278.0 million, or 21.5%, from $1.3 billion at December 31, 2021 to approximately $1.6 billion at December 31, 2022.  The increase was driven by $245.3 million of commercial real estate loan growth and $37.3 million of commercial real estate construction loan growth.  PPP loans declined $36.4 million, to $1.7 million at December 31, 2022, from $38.1 million at December 31, 2021. Most of the remaining PPP loan balance is subject to SBA loan forgiveness.
Total deposits grew $60.0 million, to $2.0 billion at December 31, 2022, from $1.9 billion at December 31, 2021.  This increase was driven by success during 2022 in business account development, attorney trust deposit growth and increased deposit levels for local municipal accounts. At December 31, 2022, 51.1% of total deposits were demand deposit accounts (including NOW accounts).  FHLB advances supplemented customer deposits to fund a portion of the loan growth and totaled $131.5 million at December 31, 2022.  There were no borrowings outstanding at December 31, 2021.
Stockholders’ equity experienced a decrease of approximately $44.7 million, to $138.1 million at December 31, 2022, from $182.8 million at December 31, 2021. The decrease was primarily due to $68.2 million of unrealized losses on the market value of investment securities recognized within the Company’s equity as accumulated other comprehensive income (loss) (“AOCI”), net of taxes, as a result of the increase in market interest rates. Offsetting the AOCI fluctuation, the Bank recognized an approximately $19.7 million increase in retained earnings during the twelve months ended December 31, 2022, net of dividends paid.
At December 31, 2022, the Bank maintained capital ratios in excess of regulatory standards for well capitalized institutions.  The Bank’s Tier 1 capital to average assets ratio was 9.09%, both common equity and Tier 1 capital to risk weighted assets were 12.70%, and total capital to risk weighted assets was 13.95% at December 31, 2022.
Asset Quality
At December 31, 2022, the Bank had total non-performing loans of $8.5 million, or 0.54% of total loans, which included $3.3 million of Troubled Debt Restructured Loans (“TDRs”).  Total TDRs at December 31, 2022, was $3.3 million, or 0.21% of total loans, and experienced a decrease of approximately $300 thousand compared with $3.6 million at December 31, 2021. Accruing loans delinquent greater than 90 days experienced an increase during 2022 and totaled $2.3 million as of December 31, 2022, as compared to $1.4 million at December 31, 2021.

Non-GAAP Financial Measure Reconciliation
The following table reconciles, as of the dates set forth below, stockholders’ equity (on a GAAP basis) to tangible equity and total assets (on a GAAP basis) to tangible assets and calculates our tangible book value per share.

	December 31, 2022	December 31, 2021
	(Dollars in thousands except for share data)
Tangible Common Equity:
Total stockholders’ equity	$ 138,138	$ 182,836
Adjustments:
Goodwill	(5,359)	(5,359)
Other intangible assets	(1,392)	(1,678)
Tangible common equity	$ 131,387	$ 175,799
Common shares outstanding	5,642,121	5,637,376
Book value per common share	$ 24.48	$ 32.43
Tangible book value per common share	$ 23.29	$ 31.18

Tangible Assets
Total assets	$ 2,287,334	$ 2,142,583
Adjustments:
Goodwill	(5,359)	(5,359)
Other intangible assets	(1,392)	(1,678)
Tangible assets	$ 2,280,583	$ 2,135,546
Tangible common equity to tangible assets	5.76%	8.23%

About Orange County Bancorp, Inc.
Orange County Bancorp, Inc. is the parent company of Orange Bank & Trust Company and Hudson Valley Investment Advisors, Inc. Orange Bank & Trust Company is an independent bank that began with the vision of 14 founders over 125 years ago. It has grown through innovation and an unwavering commitment to its community and business clientele to approximately $2.3 billion in total assets at December 31, 2022.  Hudson Valley Investment Advisors, Inc. is a Registered Investment Advisor in Goshen, NY. It was founded in 1996 and acquired by the Company in 2012.

Forward Looking Statements
Certain statements contained herein are “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward looking statements may be identified by reference to a future period or periods, or by the use of forward looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. Forward looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the real estate and economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, inflation, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity. Further, given its ongoing and dynamic nature, it is difficult to predict what the continuing effects of the COVID-19 pandemic will have on our business and results of operations. The pandemic and related local and national economic disruption may, among other effects, continue to result in a material adverse change for the demand for our products and services; increased levels of loan delinquencies, problem assets and foreclosures; branch disruptions, unavailability of personnel and increased cybersecurity risks as employees work remotely.
The Company wishes to caution readers not to place undue reliance on any such forward looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

For further information:
Robert L. Peacock
SEVP Chief Financial Officer
rpeacock@orangebanktrust.com
Phone: (845) 341-5005

ORANGE COUNTY BANCORP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CONDITION
(UNAUDITED)
(Dollar Amounts in thousands except per share data)

	December 31, 2022	December 31, 2021

ASSETS

Cash and due from banks	$ 86,081	$ 306,179
Investment securities - available-for-sale	533,461	464,797
Restricted investment in bank stocks	9,562	2,217
Loans	1,569,430	1,291,428
Allowance for loan losses	(21,832)	(17,661)
Loans, net	1,547,598	1,273,767

Premises and equipment, net	14,739	14,601
Accrued interest receivable	6,320	6,643
Bank owned life insurance	40,463	39,513
Goodwill	5,359	5,359
Intangible assets	1,392	1,678
Other assets	42,359	27,829

TOTAL ASSETS	$ 2,287,334	$ 2,142,583

LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits:
Noninterest bearing	$ 723,228	701,645
Interest bearing	1,251,159	1,212,739
Total deposits	1,974,387	1,914,384

FHLB advances	131,500	—
Note payable	—	3,000
Subordinated notes, net of issuance costs	19,447	19,376
Accrued expenses and other liabilities	23,862	22,987

TOTAL LIABILITIES	2,149,196	1,959,747

STOCKHOLDERS' EQUITY

Common stock, $0.50 par value; 15,000,000 shares authorized;
5,683,304 issued; 5,642,621 and 5,637,376 outstanding,
at December 31, 2022 and December 31, 2021, respectively	2,842	2,842
Surplus	120,107	119,825
Retained Earnings	84,635	64,941
Accumulated other comprehensive income (loss), net of taxes	(68,196)	(3,443)
Treasury stock, at cost; 40,683 and 45,928 shares at December 31,
2022 and December 31, 2021, respectively	(1,250)	(1,329)
TOTAL STOCKHOLDERS' EQUITY	138,138	182,836

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 2,287,334	$ 2,142,583

ORANGE COUNTY BANCORP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
(Dollar Amounts in thousands except per share data)
	For Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
INTEREST INCOME
Interest and fees on loans	$ 21,008	$ 15,160	$ 69,327	$ 57,524
Interest on investment securities:
Taxable	3,136	1,404	9,871	4,901
Tax exempt	631	443	2,286	1,632
Interest on Federal funds sold and other	853	142	2,739	372

TOTAL INTEREST INCOME	25,628	17,149	84,223	64,429

INTEREST EXPENSE
Savings and NOW accounts	1,793	569	4,113	2,370
Time deposits	152	99	346	511
FHLB advances	599	—	599	—
Note payable	28	42	154	168
Subordinated notes	231	230	923	919
TOTAL INTEREST EXPENSE	2,803	940	6,135	3,968

NET INTEREST INCOME	22,825	16,209	78,088	60,461

Provision for loan losses	1,000	545	9,517	2,428
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	21,825	15,664	68,571	58,033

NONINTEREST INCOME
Service charges on deposit accounts	182	139	693	638
Trust income	1,195	1,251	4,764	4,788
Investment advisory income	1,152	1,266	4,537	4,853
Investment securities gains(losses)	-		—	—
Earnings on bank owned life insurance	241	240	950	793
Gain on the sale of other real estate owned	—	—
Other	311	258	1,052	1,030
TOTAL NONINTEREST INCOME	3,081	3,154	11,996	12,102

NONINTEREST EXPENSE
Salaries	5,830	5,026	22,461	19,710
Employee benefits	1,321	767	5,579	3,257
Occupancy expense	1,076	1,102	4,467	4,058
Professional fees	1,181	839	4,066	3,649
Directors' fees and expenses	403	296	1,157	1,041
Computer software expense	1,174	1,959	4,803	5,168
FDIC assessment	405	309	1,411	1,198
Advertising expenses	474	355	1,601	1,220
Advisor expenses related to trust income	29	138	215	533
Telephone expenses	174	136	679	556
Intangible amortization	72	71	286	285
Other	1,243	803	3,565	2,783
TOTAL NONINTEREST EXPENSE	13,382	11,801	50,290	43,458

Income before income taxes	11,524	7,017	30,277	26,677

Provision for income taxes	2,454	1,524	5,914	5,390
NET INCOME	$ 9,070	$ 5,493	$ 24,363	$ 21,287

Basic and diluted earnings per share	$ 1.61	$ 0.97	$ 4.33	$ 4.28

Weighted average shares outstanding	5,626,771	5,637,376	5,621,630	4,968,692

ORANGE COUNTY BANCORP, INC.
NET INTEREST MARGIN ANALYSIS
(UNAUDITED)
(Dollar Amounts in thousands)

	Three Months Ended December 31,
	2022			2021
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Assets:
Loans Receivable (net of PPP)	$ 1,554,960	$ 20,999	5.36%	$ 1,229,054	$ 14,226	4.59%
PPP Loans	1,738	8	1.83%	48,280	934	7.68%
Investment securities	534,649	3,706	2.75%	432,361	1,823	1.67%
Due from banks	99,077	853	3.42%	360,444	142	0.16%
Other	5,808	62	4.24%	2,217	24	4.29%
Total interest earning assets	2,196,232	25,628	4.63%	2,072,356	17,149	3.28%
Non-interest earning assets	99,111			86,618
Total assets	$ 2,295,343			$ 2,158,974

Liabilities and equity:
Interest-bearing demand accounts	$ 306,173	$ 214	0.28%	$ 308,195	$ 86	0.11%
Money market accounts	664,331	1,240	0.74%	641,140	417	0.26%
Savings accounts	236,328	338	0.57%	189,597	67	0.14%
Certificates of deposit	75,228	153	0.81%	82,265	99	0.48%
Total interest-bearing deposits	1,282,060	1,945	0.60%	1,221,197	669	0.22%
FHLB Advances and other borrowings	50,745	599	4.68%	-	-	0.00%
Note payable	1,435	28	7.74%	3,000	42	5.55%
Subordinated notes	19,437	231	4.72%	19,370	230	4.71%
Total interest bearing liabilities	1,353,677	2,803	0.82%	1,243,567	941	0.30%
Non-interest bearing demand accounts	783,605			713,090
Other non-interest bearing liabilities	22,013			20,413
Total liabilities	2,159,295			1,977,070
Total shareholders' equity	136,048			181,904
Total liabilities and shareholders' equity	$ 2,295,343			$ 2,158,974

Net interest income		$ 22,825			$ 16,208
Interest rate spread [1]			3.81%			2.98%
Net interest margin [2]			4.12%			3.10%
Average interest earning assets to interest-bearing liabilities	162.2%			166.6%

Notes:
[1] The Interest rate spread is the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities
[2] Net interest margin is the annualized net interest income divided by average interest-earning assets

ORANGE COUNTY BANCORP, INC.
NET INTEREST MARGIN ANALYSIS
(UNAUDITED)
(Dollar Amounts in thousands)

	Twelve Months Ended December 31,
	2022			2021
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Assets:
Loans Receivable (net of PPP)	$ 1,426,478	$ 68,405	4.80%	$ 1,162,536	$ 52,418	4.51%
PPP Loans	9,280	922	9.94%	87,438	5,106	5.84%
Investment securities	522,902	11,969	2.29%	382,391	6,444	1.69%
Due from banks	257,218	2,739	1.06%	282,804	372	0.13%
Other	3,643	188	5.16%	1,978	89	4.50%
Total interest earning assets	2,219,521	84,223	3.79%	1,917,147	64,429	3.36%
Non-interest earning assets	91,830			84,465
Total assets	$ 2,311,351			$ 2,001,612

Liabilities and equity:
Interest-bearing demand accounts	$ 345,550	$ 524	0.15%	$ 286,112	$ 333	0.12%
Money market accounts	689,610	2,931	0.43%	613,865	1,805	0.29%
Savings accounts	227,938	658	0.29%	178,551	231	0.13%
Certificates of deposit	75,354	346	0.46%	86,516	511	0.59%
Total interest-bearing deposits	1,338,452	4,459	0.33%	1,165,044	2,881	0.25%
FHLB Advances and other borrowings	12,791	599	4.68%	-	-	0.00%
Note payable	2,605	154	5.91%	3,000	168	5.60%
Subordinated notes	19,410	923	4.76%	19,517	919	4.71%
Total interest bearing liabilities	1,373,258	6,135	0.45%	1,187,561	3,968	0.33%
Non-interest bearing demand accounts	761,393			639,791
Other non-interest bearing liabilities	20,744			18,829
Total liabilities	2,155,395			1,846,181
Total shareholders' equity	155,956			155,431
Total liabilities and shareholders' equity	$ 2,311,351			$ 2,001,612

Net interest income		$ 78,088			$ 60,461
Interest rate spread [1]			3.35%			3.03%
Net interest margin [2]			3.52%			3.15%
Average interest earning assets to interest-bearing liabilities	161.6%			161.4%

Notes:
[1] The Interest rate spread is the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities
[2] Net interest margin is the annualized net interest income divided by average interest-earning assets

ORANGE COUNTY BANCORP, INC.
SELECTED RATIOS AND OTHER DATA
(UNAUDITED)

	Three Months Ended December 31, (1)		Twelve Months Ended December 31,
	2022	2021	2022	2021
Performance Ratios:
Return on average assets (1)	1.58%	1.02%	1.05%	1.06%
Return on average equity (1)	26.67%	12.08%	15.62%	13.70%
Interest rate spread (2)	3.81%	2.98%	3.35%	3.03%
Net interest margin (3)	4.12%	3.10%	3.52%	3.15%
Dividend payout ratio (4)	14.27%	20.53%	19.15%	18.67%
Non-interest income to average total assets	0.54%	0.58%	0.52%	0.60%
Non-interest expenses to average total assets	2.33%	2.19%	2.18%	2.17%
Average interest-earning assets to average interest-bearing liabilities	162.24%	166.65%	161.62%	161.44%

	At	At
	December 31, 2022	December 31, 2021
Asset Quality Ratios:
Non-performing assets to total assets	0.37%	0.28%
Non-performing loans to total loans	0.54%	0.46%
Allowance for loan losses to non-performing loans	258.34%	296.67%
Allowance for loan losses to total loans	1.39%	1.37%

Capital Ratios (5):
Total capital (to risk-weighted assets)	13.95%	14.12%
Tier 1 capital (to risk-weighted assets)	12.70%	12.87%
Common equity tier 1 capital (to risk-weighted assets)	12.70%	12.87%
Tier 1 capital (to average assets)	9.09%	8.15%

Notes:
(1)	Annualized for the three month periods ended December 31, 2022 and 2021, respectively.
(2)	Represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the periods.
(3)	The net interest margin represents net interest income as a percent of average interest-earning assets for the periods.
(4)	The dividend payout ratio represents dividends paid per share divided by net income per share.
(5) Ratios are for the Bank only.

ORANGE COUNTY BANCORP, INC.
SELECTED OPERATING DATA
(UNAUDITED)
(Dollar Amounts in thousands except per share data)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Interest income	$ 25,628	$ 17,149	$ 84,223	$ 64,429
Interest expense	2,803	940	6,135	3,968
Net interest income	22,825	16,209	78,088	60,461
Provision for loan losses	1,000	545	9,517	2,428
Net interest income after provision for loan losses	21,825	15,664	68,571	58,033
Noninterest income	3,081	3,154	11,996	12,102
Noninterest expenses	13,382	11,801	50,290	43,458
Income before income taxes	11,524	7,017	30,277	26,677
Provision for income taxes	2,454	1,524	5,914	5,390
Net income	$ 9,070	$ 5,493	$ 24,363	$ 21,287

Basic and diluted earnings per share	$ 1.61	$ 0.97	$ 4.33	$ 4.28
Weighted average common shares outstanding	5,626,771	5,637,376	5,621,630	4,968,692

	At	At
	December 31, 2022	December 31, 2021
Book value per share	$ 24.48	$ 32.43
Net tangible book value per share (1)	$ 23.28	$ 31.18
Outstanding common shares	5,642,621	5,637,376

Notes:
(1)      Net tangible book value represents the amount of total tangible assets reduced by our total liabilities. Tangible assets are calculated by reducing total assets, as defined by GAAP, by $5,359 in goodwill and $1,392, and $1,678 in other intangible assets for December 31, 2022 and December 31, 2021, respectively.

ORANGE COUNTY BANCORP, INC.
LOAN COMPOSITION
(UNAUDITED)
(Dollar Amounts in thousands)
	At December 31, 2022		At December 31, 2021
	Amount	Percent	Amount	Percent
Commercial and industrial (a)	$ 258,901	16.50%	$ 268,508	20.79%
Commercial real estate	1,098,054	69.97%	852,707	66.03%
Commercial real estate construction	109,570	6.98%	72,250	5.59%
Residential real estate	74,277	4.73%	65,248	5.05%
Home equity	12,329	0.79%	13,638	1.06%
Consumer	16,299	1.04%	19,077	1.48%
Total loans	1,569,430	100.00%	1,291,428	100.00%
Allowance for loan losses	21,832		17,661
Total loans, net	$ 1,547,598		$ 1,273,767

(a) - Includes PPP loans of:	$ 1,717		$ 38,114

ORANGE COUNTY BANCORP, INC.
DEPOSITS BY ACCOUNT TYPE
(UNAUDITED)
(Dollar Amounts in thousands)
	At December 31, 2022			At December 31, 2021
	Amount	Percent	Average Rate	Amount	Percent	Average Rate
Noninterest-bearing demand accounts	$ 723,228	36.63%	0.00%	$ 701,645	36.65%	0.00%
Interest bearing demand accounts	284,747	14.42%	0.31%	301,596	15.75%	0.11%
Money market accounts	615,149	31.16%	0.97%	615,111	32.14%	0.26%
Savings accounts	258,230	13.08%	0.72%	213,592	11.16%	0.14%
Certificates of Deposit	93,033	4.71%	1.74%	82,440	4.31%	0.46%
Total	$ 1,974,387	100.00%	0.52%	$ 1,914,384	100.00%	0.14%

ORANGE COUNTY BANCORP, INC.
NON-PERFORMING ASSETS
(UNAUDITED)
(Dollar Amounts in thousands)

	December 31, 2022	December 31, 2021

Non-accrual loans:
Commercial and industrial	$ 1,003	$ —
Commercial real estate	3,882	3,928
Commercial real estate construction	—	—
Residential real estate	1,188	578
Home equity	51	50
Consumer	—	4
Total non-accrual loans [1]	6,124	4,560
Accruing loans 90 days or more past due:
Commercial and industrial	1,850	720
Commercial real estate	—	465
Commercial real estate construction	—	—
Residential real estate	—	—
Home equity	—	—
Consumer	477	208
Total loans 90 days or more past due	2,327	1,393
Total non-performing loans	8,451	5,953
Other real estate owned	—	—
Other non-performing assets	—	—
Total non-performing assets	$ 8,451	$ 5,953

Ratios:
Total non-performing loans to total loans	0.54%	0.46%
Total non-performing loans to total assets	0.37%	0.28%
Total non-performing assets to total assets	0.37%	0.28%

Notes:
1 - Includes non-accruing TDRs:	$ 3,278	$ 3,570